Inforte Corp. Reports Strong Year-Over-Year Revenue Growth

Net Revenue of $11.5 million and Operating Cash Flow of $0.4 million

CHICAGO, October 19 /PRNewswire-FirstCall/ -- Enterprise Business Intelligence consultancy Inforte Corp. (Nasdaq: INFT - News) announced today that revenue and diluted earnings per share (EPS) were both within the guidance ranges for the quarter ending September 30, 2004.

Phil Bligh, Inforte's chairman and chief executive officer, commented, "We now have three consecutive quarters with year-over-year revenue growth -- our best achievement since 2000. Building on this foundation, today we are announcing an accelerated focus on the key strategic market opportunity for Inforte:
Enterprise Business Intelligence. We are bringing together our deep skills in strategy, process, customer analytics, change and program management, which have developed from our distinguished enterprise CRM practice, and combining these with our recently acquired SAP business intelligence group. The resulting value proposition is targeted specifically to deliver business intelligence capabilities and strategic insights to large global and government entities that are operating in complex environments."

Actual revenue and earnings results for the quarter ended September 30, 2004, and financial highlights, are as follows:

o Third quarter revenue was $13.2 million, net revenue (revenue before expense reimbursements) was $11.5 million and EPS was $0.00.
o Quarterly revenue performance represents 49% year-over-year growth. 12% is organic growth.
o Cash flow from operations for 3Q04 was $0.4 million. Inforte has now generated positive cash flow from operations for 25 of the last 27 quarters.
o Net income was $5,000, continuing an unbroken run of 27 straight quarters of profitability.
o As of September 30, 2004, employees totaled 310 of which 260 were billable.
o Cash and marketable securities were $58.5 million; this represents $5.29 of cash and marketable securities per share, based upon 11,065,218 actual shares outstanding.
o Quarterly net revenue per consultant and per employee were $179,000 and $151,000 annualized, respectively. Utilization for the quarter was 64%.
o Inforte welcomed Alstom, Coloplast, Freshfields, German Army, Kimberly-Clark, Pepsi and Underwriters Laboratory as some of its new clients during the third quarter.

Nick Heyes, Inforte's chief financial officer, stated, "In this quarter we have continued our strong year-over-year growth both on an overall and organic basis. Revenue is on target for about 25% growth for the full year 2004 over 2003. We have reduced earnings guidance primarily as the result of the cancellation of a large contract due to an internal change of direction at that client. We expect this to have a short-term impact only and that the impacted practice area will quickly recover. The cancellation also caused a reduction in revenue guidance, which was also affected by our decision to more aggressively transform Inforte's revenue mix from operational CRM to enterprise business intelligence."

Guidance is as follows:

o Inforte's net revenue guidance for 4Q04 is a range of $9.5 million to $10.5 million. EPS guidance for 4Q04 is a range of $-0.04 to $0.01 excluding the impact of one time charges associated with office space restructuring
o Annual net revenue guidance for 2004 is a range of $43.7 million to $44.7 million. 2004 EPS guidance is at a range of $0.03 to $0.08
o Net revenue guidance for 1Q05 is a range of $9.5 million to $10.5 million. 1Q05 EPS guidance is a range of $-0.02 to $0.03

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ from forward-looking results for a number of reasons, including but not limited to, Inforte's ability to: (i) effectively forecast demand and profitably match resources with demand during a period of tight client budgets and lower spending levels, and when worldwide economic and geopolitical uncertainty is high; (ii) attract and retain clients and satisfy our clients' expectations; (iii) recruit and retain qualified professionals; (iv) accurately estimate the time and resources necessary for the delivery of our services; (v) build and maintain marketing relationships with leading software vendors while occasionally competing with their professional services organizations; (vi) compete with emerging alternative economic models for delivery, such as offshore development; and (vii) identify and successfully offer the solutions that clients demand; as well as other factors discussed from time to time in our SEC filings.


Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. All forward-looking statements included in this document are made as of the date hereof, based on information available to Inforte on the date thereof, and Inforte assumes no obligation to update any forward-looking statements.


About Inforte Corp.
Inforte Corp. helps global and large government organizations develop enterprise-grade business intelligence capabilities and leverage these to generate strategic insights and transformational business results. Inforte executives are the authors of several leading books on implementing enterprise-grade business intelligence capabilities, gaining customer insight, and marketing ROI including CRM Unplugged: Releasing CRM's Strategic Value, Enterprise Marketing Management: The New Science of Marketing, and Mastering the SAP Business Information Warehouse. Founded in 1993, Inforte is headquartered in Chicago and has offices in Atlanta; Dallas; Delhi, India; Hamburg, Germany; London; Los Angeles; New York; San Francisco; Walldorf, Germany; and Washington, D.C. For more information, contact Inforte at 800-340-0200 or visit www.inforte.com.


Inforte Corp. is the only strategic consultancy in its industry to be named one of Forbes Magazine's 200 Best Small Companies of 2003


CONTACT: Craig Dooley, +1.312.233.9642, craig.dooley@inforte.com, or ir@inforte.com.


Visit http://www.inforte.com/investor/ to access the October 19, 2004, Investor Conference Call web cast, which begins at 8:30 a.m. Eastern.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                         (000's, except per share data)


                                                       THREE MONTHS ENDED            NINE MONTHS ENDED
                                                         SEPTEMBER 30,                 SEPTEMBER 30,
                                                    ------------------------     -----------------------
                                                       2003           2004         2003          2004
                                                    ----------    ----------     ----------   ----------
                                                    (Unaudited)   (Unaudited)    (Unaudited)  (Unaudited)
Revenues:

  Revenue before reimbursements(net revenue)       $   7,720     $   11,516    $   24,094    $   34,160
  Reimbursements                                       1,359          1,675         3,404         4,886
                                                    --------      ---------     ---------     ---------
Total Revenues                                         9,079         13,191        27,498        39,046

Operating expenses:
  Project personnel and related expenses               4,107          7,085        12,424        19,842
  Reimbursed expenses                                  1,359          1,675         3,404         4,886
  Sales and marketing                                  1,040          1,178         3,702         3,757
  Recruiting, retention and training                     183            370           476         1,104
  Management and administrative                        2,135          3,142         7,057         9,037
                                                    --------      ---------     ---------     ---------
          Total operating expenses                     8,824         13,450        27,063        38,626

Operating income (loss)                                  255           (259)          435           420

Interest income, net and other                           257            267         1,084           772
                                                    --------      ---------     ---------     ---------
Income before income tax                                 512              8         1,519         1,192
Income tax expense                                        65              3           167           476
                                                    --------      ---------     ---------     ---------
Net income                                         $     447     $        5    $    1,352    $      716
                                                    ========      =========     =========     =========

Earnings per share:
-Basic                                             $    0.04     $     0.00    $     0.12    $     0.06
-Diluted                                           $    0.04     $     0.00    $     0.12    $     0.06

Weighted average common shares outstanding:
-Basic                                                10,915         11,056        10,881        11,025
-Diluted                                              11,055         11,183        10,993        11,297

Expenses as a percentage of net revenue
 Project personnel and related expenses                53.2%          61.5%         51.6%         58.1%
 Sales and marketing                                   13.5%          10.2%         15.4%         11.0%
 Recruiting, retention, and training                    2.4%           3.2%          2.0%          3.2%
 Management and administrative                         27.7%          27.3%         29.3%         26.5%
 Income tax rate                                       12.7%          40.0%         11.0%         40.0%

Margins
 Gross income                                          46.8%          38.5%         48.4%         41.9%
 Operating income                                       3.3%          -2.2%          1.8%          1.2%
 Pretax income                                          6.6%           0.1%          6.3%          3.5%
 Net income                                             5.8%           0.0%          5.6%          2.1%

Year-over-year change
 Net revenue                                                            49%                         42%
 Gross income                                                           23%                         23%
 Operating income                                                     -202%                         -3%
 Pretax income                                                         -98%                        -21%
 Net income                                                            -99%                        -47%
 Diluted EPS                                                          -100%                        -50%

                                  INFORTE CORP.
                           CONSOLIDATED BALANCE SHEETS
                                     (000's)

                                                             SEPT 30,     DEC 31,     MAR 31,        JUN 30,      SEPT 30,
                                                               2003        2003        2004           2004          2004
                                                            --------    --------     --------       --------      --------
                                                           (Unaudited)              (Unaudited)    (Unaudited)  (Unaudited)
            ASSETS
Current assets:
  Cash and cash equivalents                              $   22,114    $  24,071   $   18,630     $   17,767    $   18,889
  Short-term marketable securities                           27,866       25,471       15,860         22,273        25,457
  Accounts receivable                                         5,094        4,811        8,633          8,893         7,469
  Allowance for doubtful accounts                              (525)        (500)        (500)          (500)         (500)
                                                          ---------     --------    ---------      ---------     ---------
  Accounts receivable, net                                    4,569        4,311        8,133          8,393         6,969
  Prepaid expenses and other current assets                   1,009          692        1,273          1,144           985
  Interest receivable on investment securities                  469          372          403            314           389
  Income taxes recoverable                                        -            -          401            460           501
  Deferred income taxes                                         953          664          643            656           622
                                                          ---------     --------    ---------      ---------     ---------
          Total current assets                               56,980       55,581       45,343         51,007        53,812

Computers, purchased software and property                    2,091        2,084        2,525          2,682         3,113
Less accumulated depreciation and amortization                1,334        1,370        1,572          1,690         1,907
                                                          ---------     --------    ---------      ---------     ---------
Computers, purchased software and property, net                 757          714          953            992         1,206

Long-term marketable securities                              17,237       18,187       24,457         18,441        14,136
Goodwill and intangible assets                                    -            -        5,505          5,512        11,775
Deferred income taxes                                           350          326          317            309           295
                                                          ---------     --------    ---------      ---------     ---------
          Total assets                                   $   75,324    $  74,808   $   76,575     $   76,261    $   81,224
                                                          =========     ========    =========      =========     =========

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                              887          573        1,554          1,341           995
  Income taxes payable                                          357          299            -              -             -
  Accrued expenses                                            3,312        3,558        3,146          3,315         2,738
  Accrued loss on disposal of leased property                   681          558          489            419           346
  Deferred acquisition payment                                    -            -          500              -         3,150
  Deferred revenue                                            3,539        2,617        2,657          2,778         2,209
                                                          ---------     --------    ---------      ---------     ---------
          Total current liabilities                           8,776        7,605        8,346          7,853         9,438

Non-current liabilities:
  Deferred acquisition payment                                    -            -            -              -         3,150

Stockholders' equity:
  Common stock, $0.001 par value
  authorized- 50,000,000 shares;
  issued and outstanding (net of treasury stock)-
  11,065,218 as of Sept. 30, 2004                                11           11           11             11            11
  Additional paid-in capital                                 79,658       79,791       80,113         80,206        80,384
  Cost of common stock in treasury (2,720,823
  shares as of Sept. 30, 2004)                              (24,997)     (24,997)     (24,997)       (24,997)      (24,997)
  Stock-based compensation                                        -            -           60            161           180
  Retained earnings                                          11,629       12,026       12,541         12,737        12,742
  Accumulated other comprehensive income                        247          372          501            290           316
                                                          ---------     --------    ---------      ---------     ---------
          Total stockholders' equity                         66,548       67,203       68,229         68,408        68,636
                                                          ---------     --------    ---------      ---------     ---------
         Total liabilities and stockholders' equity          75,324       74,808       76,575         76,261        81,224
                                                          =========     ========    =========      =========     =========


Total cash and marketable securities                     $   67,217    $  67,729   $   58,947     $   58,481    $   58,482

                                  INFORTE CORP.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     (000's)

                                                     THREE MONTHS ENDED           NINE MONTHS ENDED
                                                        SEPTEMBER 30,               SEPTEMBER 30,
                                                  ------------------------      -----------------------
                                                    2003          2004            2003          2004
                                                  ----------     ---------      ----------    ----------
                                                 (Unaudited)   (Unaudited)     (Unaudited)   (Unaudited)
Cash flows from operating activities
Net income                                        $    447      $       5      $   1,352     $     716
Adjustments to reconcile net income to net
cash provided by operating activities:
  Depreciation and amortization                        364            435          1,024         1,216
  Non-cash compensation                                  -              -            (75)            -
  Stock based compensation                               -             19              -           180
  Deferred income taxes                                252             48            249            74
  Changes in operating assets and liabilities
  Accounts receivable                                 (620)         1,424            (69)         (464)
Prepaid expenses and other current assets              148             84            168          (237)
  Accounts payable                                     416           (346)           647          (607)
  Income taxes                                        (228)           (41)            66        (1,142)
  Accrued expenses and other                          (124)          (650)        (2,328)       (1,823)
  Deferred revenue                                     310           (569)          (948)         (556)
                                                   -------       --------       --------      --------
Net cash provided by (used in) operating
  activities                                           965            409             86        (2,643)

Cash flows from investing activities
  Acquisition of Compendit, net of cash                  -             (1)             -        (5,677)
 (Increase)/Decrease in marketable
 securities                                         (9,189)           981          2,484         3,315
   Purchases of property and equipment                 (94)          (431)          (301)         (841)
                                                   -------       --------       --------      --------
Net cash provided by (used in)
 investing activities                               (9,283)           549          2,183        (3,203)

Cash flows from financing activities
Proceeds from stock option and purchase
  plans                                                231            178            541           593
                                                   -------       --------       --------      --------
Net cash provided by financing activities              231            178            541           593
                                                   -------       --------       --------      --------
Effect of changes in exchange rates on cash             34            (14)           118            71
Increase (decrease) in cash and cash
  equivalents                                       (8,053)         1,122          2,928        (5,182)
Cash and cash equivalents, beg. of period           30,167         17,767         19,186        24,071
                                                   -------       --------       --------      --------
Cash and cash equivalents, end of period          $ 22,114      $  18,889      $  22,114     $  18,889
                                                   =======       ========       ========      ========